U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2007

UCN, INC.

(Exact name of registrant as specified in its charter)

0-26917

(Commission File No.)

Delaware	87-0528557
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

14870 Pony Express Road, Bluffdale, Utah 84065

(Address of principal executive offices)

(801) 320-3200

(Registrant’s telephone number)

Not applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 9.01	Financial Statements and Exhibits

Effective January 12, 2007, UCN, Inc., entered into the Agreement and Plan of Acquisition with BenchmarkPortal, Inc., a California corporation (“BMP”), and certain controlling stockholders of BMP, as reported by UCN in a report on Form 8-K filed with the Securities and Exchange Commission on January 19, 2007. UCN closed the acquisition of BMP on February 9, 2007, which was reported in a current report on Form 8-K filed with the Securities and Exchange Commission on February 13, 2007. Through the acquisition UCN acquired a call center survey and analysis business, operated under the name of ECHO™. Prior to the closing of the acquisition BMP distributed to its stockholders on a pro rata basis cash and property with a total value of approximately $184,000 and sold certain assets not used in operating the ECHO business at a total purchase price of $91,000, which for accounting purposes represented a discontinued operation of BMP following the acquisition.

In the current report on Form 8-K filed February 13, 2007, UCN presented the following financial information on BMP:

•	Balance Sheets as of December 31, 2005 and 2004 (Audited) and September 30, 2006 (Unaudited)

•	Statements of Operations for the Years ended December 31, 2005 and 2004 (Audited) and for the Nine-Month Periods ended September 30, 2006 and 2005 (Unaudited)

•	Statements of Stockholders’ Equity for the Years ended December 31, 2005 and 2004 (Audited) and for the Nine-Month Period ended September 30, 2006 (Unaudited)

•	Statements of Cash Flows for the Years ended December 31, 2005 and 2004 (Audited) and for the Nine-Month Periods ended September 30, 2006 and 2005 (Unaudited)

In addition, UCN presented an unaudited proforma combined condensed balance sheet as of September 30, 2006, and unaudited proforma combined condensed statements of operations for the nine-month period ended September 30, 2006 and year ended December 31, 2005, giving effect to the acquisition of BMP and the assets distributed and sold by BMP prior to the acquisition.

UCN is filing this amendment to the Form 8-K originally filed February 13, 2007, for the purpose of updating the financial information presented on BMP and the proforma financial information through the end of 2006. Due to the decision in 2006 to sell the assets disposed of at the beginning of 2007, the disposition and its effects are treated as a discontinued operation for BMP for the 2006 year-end financial statements. Accordingly, certain items in the 2005 financial statements originally filed in February 2005 have been recast to reflect the discontinued operation. We are not including 2004 financial statements for BMP in this amended filing because we are not required to do so under Rule 3-05(b) of Regulation S-X.

This amended report includes the following financial statements of BMP and proforma financial information:

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UCN, INC.

Date: April 6, 2007	By:	/s/ Paul Jarman
Paul Jarman, Chief Executive Officer

INDEPENDENT AUDITORS’ REPORT

To the Stockholders and Board of Directors of

BenchmarkPortal, Inc.

We have audited the accompanying balance sheets of BenchmarkPortal, Inc. (the “Company”) as of December 31, 2006 and 2005, and the related statements of operations, stockholders’ equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2006 and 2005, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 1 to the financial statements, in 2006 the Company changed its method of accounting for stock-based compensation to conform to Statement of Financial Accounting Standards No. 123(R), Shared-Based Payment.

As discussed in Note 13 to the financial statements, during the fourth quarter of 2006, the Company entered into an agreement to sell the Portal division in 2007. Accordingly, the financial position and results of operations of the Portal division as of and for the years ended December 31, 2006 and 2005 are reflected as discontinued operations in the accompanying financial statements.

/s/ DELOITTE & TOUCHE LLP

Salt Lake City, Utah

April 2, 2007

BENCHMARKPORTAL, INC.

BALANCE SHEETS

DECEMBER 31, 2006 AND 2005

(In thousands, except share and per share data)

	2006	2005
ASSETS

CURRENT ASSETS:
Receivables, net	$400	$319
Prepaid expenses	39	10
Barter credits		83
Deferred tax asset	136	217
Current assets of discontinued operations	791	489

Total current assets	1,366	1,118

Property and equipment, net	296	97
Other assets	4	5
Non-current assets of discontinued operations	7	17

TOTAL ASSETS	$1,673	$1,237

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$167	$45
Accrued liabilities	77	35
Related party commissions payable	58	40
Deferred revenue	205	32
Current portion of capital lease obligation	48
Current liabilities of discontinued operations	259	417

Total current liabilities	814	569

Capital lease obligation, long-term portion	54
Deferred tax liability	26	18
Non-current liabilities of discontinued operations	1	3

Total liabilities	895	590

COMMITMENTS AND CONTINGENCIES (Notes 10, 12, and 14)

STOCKHOLDERS’ EQUITY:
Series A convertible preferred stock, no par value, 1,280,000 shares authorized, 1,216,666 shares issued and outstanding (aggregate liquidation preference of $608,000)	602	602
Series B convertible preferred stock, no par value, 4,542,000 shares authorized, 4,382,334 shares issued and outstanding (aggregate liquidation preference of $674,205)	482	482
Common stock, no par value, 25,000,000 shares authorized, 17,291,979 and 17,246,667 shares issued and outstanding, respectively	96	90
Related party subscription receivable	(87)	(87)
Accumulated deficit	(315)	(440)

Total stockholders’ equity	778	647

TOTAL LIABILITY AND STOCKHOLDERS’ EQUITY	$1,673	$1,237

See notes to financial statements.

BENCHMARKPORTAL, INC.

STATEMENTS OF OPERATIONS

AS OF DECEMBER 31, 2006 AND 2005

(In thousands, except share and per share data)

	2006	2005
REVENUES:
Survey and related services	$2,821	$2,070
Consulting services	79	5

Total revenues	2,900	2,075

OPERATING EXPENSES:
Cost of services	1,120	883
Selling, general, and administrative	1,518	799

Total operating expenses	2,638	1,682

INCOME FROM OPERATIONS	262	393

OTHER INCOME:
Interest income	11	31
Other	4	1

Total other income	15	32

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	277	425

INCOME TAX EXPENSE—Deferred	104	146

NET INCOME FROM CONTINUING OPERATIONS (Note 13)	173	279

NET LOSS FROM DISCONTINUED OPERATIONS, (Note 13)
Net of deferred income tax benefit of $27 and $153, respectively	(48)	(298)

NET INCOME (LOSS)	$125	$(19)

NET INCOME (LOSS) PER COMMON SHARE—Basic:
Continuing	$0.01	$0.02
Discontinued	0.00	(0.02)

Total	$0.01	$0.00

NET INCOME (LOSS) PER COMMON SHARE—Diluted:
Continuing	$0.01	$0.01
Discontinued	0.00	(0.02)

Total	$0.01	$(0.01)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	17,273,000	17,238,000

Diluted	23,529,000	22,985,000

See notes to financial statements.

BENCHMARKPORTAL, INC.

STATEMENTS OF STOCKHOLDERS’ EQUITY

YEARS ENDED DECEMBER 31, 2006 AND 2005

(In thousands, except share data)

	Series A Convertible Preferred Stock		Series B Convertible Preferred Stock		Common Stock		Related Party Subscription	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Receivable	Deficit	Total

BALANCE, January 1, 2005	1,216,666	$602	4,382,334	$482	17,256,667	$90	$(87)	$(421)	$666

Common stock issued upon exercise of options					22,958	1			1

Repurchase and retirement of common stock					(32,958)	(2)			(2)

Expense for options granted to employees						1			1

Net loss								(19)	(19)

BALANCE, December 31, 2005	1,216,666	602	4,382,334	482	17,246,667	90	(87)	(440)	647

Common stock issued upon exercise of options					45,312	3			3

Expense for options granted to employees						3			3

Net income								125	125

BALANCE, December 31, 2006	1,216,666	$602	4,382,334	$482	17,291,979	$96	$(87)	$(315)	$778

See notes to financial statements.

BENCHMARKPORTAL, INC.

STATEMENTS OF CASH FLOWS

YEARS ENDED DECEMBER 31, 2006 AND 2005

(In thousands)

	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$125	$(19)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Bad debt expense	7	5
Depreciation and amortization	136	77
Stock-based compensation	3	1
Deferred taxes	77	(7)
Changes in operating assets and liabilities:
Receivables	(20)	(25)
Prepaid expenses and other assets	(25)	(28)
Barter credits	(40)	(83)
Other current assets	17	(2)
Other assets	6	4
Accounts payable	126	28
Accrued liabilities	62	(20)
Related party commissions payable	19	34
Other liabilities	(10)	173

Net cash used in operating activities	483	138

CASH FLOWS FROM INVESTING ACTIVITIES—
Purchases of property and equipment	(193)	(86)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments made on capital leases	(35)
Proceeds from exercise of options	3	1
Repurchase and retirement of common stock		(2)

Net cash provided by financing activities	(32)	(1)

INCREASE IN CASH AND CASH EQUIVALENTS	258	51
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR (Note 13)	291	240

CASH AND CASH EQUIVALENTS AT END OF YEAR	$549	$291

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid	$4	$—

Income taxes paid	$2	$2

SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING ACTIVITIES:

During the year ended December 31, 2006, the Company acquired equipment under capital leases totaling $137.

See notes to financial statements.

BENCHMARKPORTAL, INC.

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

1.	DESCRIPTION OF THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization—BenchmarkPortal, Inc. (the “Company”), a California corporation, was incorporated in November 1998 and began operations in Santa Maria, California, in January 1999. The Company has been dedicated to providing products, services, consulting and certification to the customer contact center industry, commonly called the “call center” industry.

The Company has two operating divisions, the Echo Division and the Portal Division. Effective February 9, 2007, the Company was sold to UCN, Inc. (see Note 14). Prior to the sale of the Company to UCN, the Portal Division was discontinued and the assets and liabilities were either sold or distributed to the Company’s shareholders (see Note 13). The Portal Division was devoted to benchmarking and related activities for contact centers.

The larger division, Echo, represents the Company’s continuing operations. Echo stands for “Every Customer Has Opinions”. Echo resulted from a specific request from eBay to design, create and deploy a comprehensive customer satisfaction measurement solution for its customer contact centers. As a result of this, Echo provides hosted satisfaction survey products for the customer contact sector, which are used:

a.	To measure customer satisfaction in near-real time, right down to the call center agent level.

b.	To monitor and coach agents.

c.	To act as fulcrum for customer recovery systems (i.e. to recoup dissatisfied customers) by pro-actively contacting customers who rate their interaction poorly.

Basis of Presentation—The accompanying financial statements are presented in accordance with accounting principles generally accepted in the United States of America (“US GAAP”).

Discontinued Operations—The Company accounts for discontinued operations under Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (“SFAS 144”). SFAS 144 requires that a component of an entity that has been disposed of or is classified as held for sale and has operations and cash flows that can be clearly distinguished from the rest of the entity be reported as discontinued operations. Accordingly, in conjunction with the decision in the fourth quarter of 2006 to sell the Portal Division, the Company has reported in its 2006 and 2005 financial statements the Portal Division as discontinued operations (see Note 13).

Use of Estimates in Preparation of Financial Statements—The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Cash and Cash Equivalents—For purposes of the statements of cash flows, all highly liquid assets with an original maturity at date of purchase of three months or less are considered to be cash equivalents.

The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash and cash equivalents. (Note 13)

Accounts Receivable and Allowance for Doubtful Accounts—Accounts receivable is comprised of amounts billed to customers, net of an allowance for uncollectible amounts. The allowance represents estimated losses resulting from customers’ failure to make required payments. The allowance for doubtful accounts is determined by management based on specific identification and a percentage of the aged receivables. Accounts receivable are written off against the allowance when the related customers are no longer making required payments and all other methods of collection have been exhausted.

Barter Credits—The Company receives barter credits in the form of “airline dollars” as payment for goods and services from a major airline customer. Revenue from barter credits was $120,000 and $80,000, respectively, for the years ended December 31, 2006 and 2005. Such barter credits are recorded in the financial statements at fair value based on the goods or services provided in exchange for the credits. All revenues earned by the Company whether paid for through barter credits or other monetary consideration are recognized in accordance with the Company’s established revenue recognition policies.

The Company evaluates the carrying value of barter credits whenever events or circumstances indicate the existence of a possible impairment and recognizes impairment when the fair value of barter credits is less than carrying value or it is probable that the Company will not be able to use all of the remaining barter credits. Management believes the carrying value of barter credits is recoverable because “airline dollars” can be redeemed for any purpose (business travel, bonus compensation to employees, etc.) against the airline’s published airfares, there are no “blackout periods” or other significant restrictions on the use of the credits and historically the Company has been able to use these credits to compensate employees.

Property and Equipment—Property and equipment is stated at cost. Major additions and improvements are capitalized, while minor repairs and maintenance costs are expensed when incurred. Depreciation and amortization are computed using the straight-line method over the estimated useful lives of the related assets as follows:

Office equipment	2 to 5 years
Computer hardware and purchased software	2 to 4 years
Computer software (developed internally)	3 years
Interactive voice response equipment installed on customer sites	Shorter of lease term or 4 years
Furniture and fixtures	5 years

In accordance with Statement of Position 98-1, Accounting for Costs of Computer Software Developed or Obtained for Internal Use, the Company has capitalized certain costs incurred for the development of internal use software. These costs include the costs associated with coding and software configuration. During the years ended December 31, 2006 and 2005, the Company did not capitalize any internal use software development costs.

Accounts Payable—Accounts payable consist of normal trade payables.

Net Income (Loss) Per Common Share—Basic net income (loss) per common share (“Basic EPS”) excludes dilution and is computed by dividing net income (loss) by the weighted average number of common shares outstanding during the year. Diluted net income (loss) per common share (“Diluted EPS”) reflects the potential dilution that could occur if stock options or other common stock equivalents were exercised or converted into common stock. Common stock equivalents were not included in Diluted EPS from discontinued operations for the years ended December 31, 2006 and 2005 (see Note 7).

Stock-Based Compensation—The Company maintains a 2000 Stock Incentive Plan (the “Plan”) for the benefit of certain employees under which 3,500,000 shares of common stock may be issued. Both incentive and nonqualified stock options may be issued under the Plan. Nonqualified stock options, incentive stock options, and stock options granted to holders of 10% or more of the combined voting power of the Company’s stock shall not have an exercise price that is less than 85%, 100%, and 110% of the fair value of the Company’s shares of common stock on the date of grant, respectively. Each option shall become fully exercisable no later than four years from the date of grant. While stock options may be granted with varying expiration dates, stock options shall not have an expiration date that exceeds ten years from the date of grant.

In December 2004, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (SFAS) No. 123(R), Share-Based Payment, which amended SFAS No. 123, Accounting for Stock Based Compensation, which the Company adopted on January 1, 2006. This amendment requires the Company to recognize as compensation expense the fair value of stock options granted for compensation to employees (fair value method). Prior to this amendment and in accordance with SFAS No. 123, the Company elected to recognize as compensation expense the intrinsic value of stock options granted as compensation to employees (intrinsic value method), and to disclose as pro forma compensation the fair value of those stock options. The Company recognizes as compensation expense the fair value of stock options granted as compensation to nonemployees.

During the year ended December 31, 2006, the Company recognized employee compensation expense of $3,432 and $380 in nonemployee compensation expense under the fair value method as required by SFAS No. 123(R).

During the year ended December 31, 2005, the Company recognized $75 in employee compensation expense under the intrinsic value method and $211 in nonemployee compensation expense under the fair value method. Had the Company elected to recognize employee compensation expense using the fair value method, the Company’s net income and income per share would have been as follows for the year ended December 31, 2005 (in thousands, except share data):

Year Ended December 31, 2005
Net income from continuing operations, as reported	$279

Add stock-based employee compensation expense included in net, net of related tax effects	—

Deduct total stock-based employee compensation expense determined under fair value based method for all awards, net of related tax effects	(3)

Pro forma net income	$276

Earnings per share—continuing:
Basic—as reported	$0.02

Basic—pro forma	$0.02

Diluted—as reported	$0.01

Diluted—pro forma	$0.01

As of December 31, 2006, the Company has unrecognized compensation cost related to non-vested stock options of approximately $11,000. The Company expects to recognize this compensation cost over a weighted-average period of 2.9 years.

The Company granted stock options during the years ended December 31, 2006 and 2005. The Company has estimated the fair value of options granted using the Black-Scholes option-pricing model. The weighted average fair value of the options granted and the assumptions used to estimate fair value are as follows:

	2006	2005
Number of stock options granted	100,000	125,000
Weighted average fair value per option	$0.15	$0.02
Expected stock price volatility	93%	93%
Expected life of the options in years	4.2	4.2
Expected dividend yield	—	—
Risk-free interest rates	4.7%	4.1%

The following table summarizes the Company’s stock option activity during the years ended December 31, 2006 and 2005:

	Stock Options	Weighted Average Exercise price	Aggregate Intrinsic Value	Weighted Average Remaining Life
Outstanding at January 1, 2005	1,500,000	$0.07	$—
Granted	125,000	0.12
Exercised	(47,958)	0.05	970
Cancelled	(410,542)	0.05

Outstanding at December 31, 2005	1,166,500	0.08
Granted	100,000	0.12
Exercised	(45,312)	0.12	2,453
Cancelled	(119,688)	0.12

Outstanding at December 31, 2006	1,101,500	$0.08	$141,149	6.6

Exercisable at December 31, 2006	803,454	$0.07	$114,106	5.9

Of the 100,000 shares granted in 2006, 25,000 were forfeited when the employee left within the year. The remaining 75,000 options, granted to employees who are still employed by the Company, were granted outside of the Plan, to allow for a $.12 strike price, which is lower than the level allowed under the Plan.

The following table summarizes information about stock options outstanding at December 31, 2006 (shares in thousands):

	Exercise Prices
	$0.05	$0.12	Total
Outstanding at December 31, 2006:
Number outstanding	600,200	501,300	1,101,500
Weighted average remaining life	5.2	8.2	5.9

Exercisable at December 31, 2006:
Number outstanding	597,075	206,379	803,454
Weighted average remaining life	5.2	8.2	5.9

Other Comprehensive Income (Loss)—There were no components of other comprehensive income (loss) other than net income (loss).

Income Taxes—The Company recognizes a liability or asset for the deferred income tax consequences of all temporary differences between the tax basis of assets and liabilities and their reported amounts in the financial statements that will result in taxable or deductible amounts in future years when the reported amounts of the assets and liabilities are recovered or settled. These deferred income tax assets or liabilities are measured using the enacted tax rates that will be in effect when the differences are expected to reverse. Recognition of deferred tax assets is limited to amounts considered by management to be more likely than not of realization in future periods.

Revenue Recognition—Revenue is recognized once persuasive evidence of an arrangement exists, delivery has occurred, the Company’s fee is fixed or determinable, and collection is probable. The Company offers the following products and services:

•

The Company offers ECHO™ model, a customer satisfaction survey tool to call centers that collects, analyzes and reports real-time customer feedback. ECHO model is offered via one-year contracts that include an initial setup fee and monthly usage fees. These contracts automatically renew annually until terminated by either party to the contract. Revenue associated with the setup fees is recognized ratably over the expected life of the contract. In addition, usage fees are recognized monthly as earned.

•

The Company offers long-term consulting and research project services to call centers, typically for a fixed fee that is set in advance of the engagement. Revenues from these fixed-fee consulting engagements are deferred and recognized over the engagement period on a percentage of completion basis.

•

The Company offers various reporting tools to call centers that collect, analyze and report call center statistics for peer group benchmarking and best-practice development. These reports are offered via individual purchases or via annual subscription. Revenues from individual purchases are recognized upon delivery of the reports. Revenues from subscriptions are recognized ratably over the subscription periods.

•

The Company offers various reporting tools to call centers that collect, analyze and report call center statistics for peer group benchmarking and best-practice development. These reports are offered via individual purchases or via annual subscription. Revenues from individual purchases are recognized upon delivery of the reports. Revenues from subscriptions are recognized ratably over the subscription periods.

•

The Company offers various other products and services, including evaluation and certification of call center operations, training and certification of call center personnel, a call center agent satisfaction survey tool (FairCompare™), short-term consulting, speech events and workshops, and books and publications. Revenues from these products and services are recognized upon shipment of the product or completion of the service.

Long-Lived Assets—In accordance with Statement of Financial Accounting Standards SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, the Company evaluates the carrying value of long-lived assets when events or circumstances indicate the existence of a possible impairment, based on projected undiscounted cash flows, and recognizes impairment when such cash flows will be less than the carrying values. Measurement of the amounts of impairments, if any, is based upon the difference between carrying value and fair value. Management believes the net carrying amount of long-lived assets will be recovered by future cash flows generated from its products and services.

Recent Accounting Pronouncements—In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements, which defines fair value, establishes a framework for measuring fair value in US GAAP and expands disclosures about fair value measurements. This Statement will be effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The Company is currently evaluating the requirements of this new standard and has not concluded its analysis on the impact to the Company’s financial position or results of operations.

In June 2006, the FASB issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes, (“FIN 48”) an interpretation of FASB Statement No. 109, Accounting for Income Taxes. FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The interpretation requires that the Company recognize in the financial statements, the impact of a tax position, if that position is more likely than not of being sustained on audit, based on the technical merits of the position. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods and disclosure. The provisions of FIN 48 are effective beginning January 1, 2007 with the cumulative effect of the change in accounting principle recorded as an adjustment to the opening balance of retained earnings. FIN 48 will be adopted in 2007 and it is not expected to have a material impact on the Company’s financial statements.

Fair Value of Financial Instruments—The carrying amounts reported in the accompanying balance sheets for cash, receivables, and accounts payable approximate fair values because of the immediate or short-term maturities of these financial instruments. The fair value of the Company’s capital lease obligation also approximates fair value based on current rates for similar debt.

2.	RECEIVABLES

Receivables consist of the following (in thousands):

	2006	2005
Trade receivables	$417	$322
Other receivables	2	9

	419	331
Allowance for doubtful accounts	(19)	(12)

Total	$400	$319

3.	PROPERTY AND EQUIPMENT

Property and equipment consisted of the following (in thousands):

	2006	2005
Office equipment	$39	$21
Computer hardware and purchased software	380	200
Internally developed software	45	45
Interactive voice response equipment under capital lease	137	—
Furniture and fixtures	3	3

	604	269
Less accumulated depreciation and amortization	(308)	(172)

Total	$296	$97

4.	ACCRUED LIABILITIES

Accrued liabilities consist of the following (in thousands):

	2006	2005
Commissions	$28	$3
Payroll, payroll taxes, and benefits	25	19
Other	24	13

Total	$77	$35

5.	RELATED PARTY COMMISSIONS PAYABLE

Related party commissions payable consists of amounts payable to employees for incentive based compensation. As of December 31, 2006 and 2005, related party commissions payable totaled approximately $58,000 and $40,000, respectively. Related party commissions expense recognized during the years ended December 31, 2006 and 2005 was approximately $380,000 and $286,000, respectively.

6.	RELATED PARTY SUBSCRIPTION RECEIVABLE

The Company had an unsecured, non interest bearing subscription receivable totaling approximately $87,000 due in 10 equal quarterly installments beginning June 30, 2006 (final payment due September 30, 2008). The first three payments due on June 30, 2006, September 30, 2006, and December 31, 2006 were not made. However, the entire amount due was satisfied in February 2007 in conjunction with the distribution to the shareholders prior to the sale of the Company (see Notes 13 and 14).

7.	EARNINGS (LOSS) PER SHARE

The following table sets forth the computation of basic and diluted earnings (loss) per share and the weighted average common shares outstanding (in thousands, except per share data):

	Years Ended December 31,
	2006	2005
Numerator:
Net income from continuing operations	$173	$279

Net (loss) from discontinued operations	$(48)	$(298)

Denominator:
Denominator for Basic EPS - weighted-average shares	17,273	17,238
Convertible preferred stock	5,598	5,598
Stock options	586	131
Warrant	72	18

Denominator for diluted EPS	23,529	22,985

Earnings (loss) per common share - basic:
Continuing	$0.01	$0.02
Discontinued	0.00	(0.02)

Total	$0.01	$0.00

Earnings (loss) per common share - diluted:
Continuing	$0.01	$0.01
Discontinued	0.00	(0.02)

Total	$0.01	$(0.01)

Common stock equivalents were not included in the denominator for Diluted EPS from discontinued operations for the years ended December 31, 2006 and 2005 as they would be antidilutive.

8.	CAPITAL STOCK

The Board of Directors is authorized to issue no par common and preferred stock. The number of authorized common shares is 25,000,000. The number of authorized preferred shares is 5,822,000 of which 1,280,000 shares are designated Series A Convertible Preferred Stock and 4,542,000 shares are designated Series B Convertible Preferred Stock. The significant rights, preferences, privileges and restrictions of the common and preferred stock are set forth below:

•	Each Series A and B Convertible Preferred share is entitled to that number of votes equal to the number of whole shares of Common Stock into which such shares are then convertible.

•

In the event of a voluntary or involuntary liquidation, dissolution or winding up of the Company, all assets and funds of the corporation shall be distributed first ratably to the Series A and B Convertible Preferred shareholders up to their respective preferential amounts of $.50 and $.15 plus all accrued but unpaid dividends thereon per share, respectively. The sale discussed in Note 14 qualifies as a voluntary liquidation.

•

Each share of Series A and B Convertible Preferred Stock is convertible, without the payment of any additional consideration, by the holder thereof and at the option of the holder thereof, at any time after the date of issuance of such share, into that number of shares of Common Stock as is determined by dividing the Conversion Price ($.50 and $.15 at December 31, 2006 in the case of the Series A and Series B Convertible Preferred Stock, respectively) by $.50, in the case of the Series A Convertible Preferred stock and $.15, in the case of the Series B Convertible Preferred stock. Series A and B Convertible Preferred Stock automatically converts into Common Stock upon the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended covering the offer and sale of the Company’s Common stock if the per share price is not less than $1.25 (as adjusted for stock dividends, stock splits and similar capital modifications) and the aggregate purchase price of the Common Stock sold, before expenses, pursuant to the registration equals or exceeds $15,000,000. Automatic conversion shall also occur upon the affirmative vote of a majority of the aggregate number of shares of a particular preferred stock series.

9.	INCOME TAXES

The provision for income taxes is different than amounts which would be provided by applying the statutory federal income tax rates (assumed to be 34%) to income before income taxes for the following reasons (in thousands):

	Years Ended December 31,
	2006	2005
Income tax expense at statutory rates	$94	$144
State taxes	8	13
Meals and entertainment	2	2
Other	—	(13)

Total	$104	$146

Deferred tax assets (liabilities) are comprised of the following amounts (excluding discontinued operations):

	2006	2005
Current:
Net operating loss	$96	$189
Accrued professional fees	32	13
Bad debts	7	5
Deferred user revenue	1	10

Total	$136	$217

Long-term - depreciation	$(26)	$(18)

At December 31, 2006, the Company had net operating loss carry forwards of approximately $259,000 that expire at various dates through 2022. Management believes a valuation allowance is not necessary as it is more likely than not that the deferred tax assets will be fully realized.

10.	LEASES

The Company has entered into a non cancelable operating lease for office space, which expires at the end of May 2007. Operating lease expense totaled approximately $56,000 for each of the years ended December 31, 2006 and 2005. Future minimum lease payments remaining as of December 31, 2006 total approximately $24,000.

At December 31, 2006, the Company has capital leases for interactive voice response units (“IVRs”) with a net book value of approximately $127,000. Future minimum lease payments are as follows (in thousands):

Year Ending December 31
2007	$59
2008	48
2009	3

110
Less amount representing interest	(8)

102
Less current portion	(48)

Long-term portion	$54

11.	REVENUE/RECEIVABLE CONCENTRATIONS

The Company’s ECHO Division has two customers that individually account for greater than 10% of the Company’s total revenue. Revenues generated from these customers are as follows (in thousands):

	2006	2005
Revenue:
Customer A	$977	$809
Customer B	394	532

Total	$1,371	$1,341

Receivable:
Customer A	$116	$97
Customer B	79	180

Total	$195	$277

12.	EMPLOYEE BENEFIT PLAN

The Company sponsors a 401(k) plan (Plan) for all eligible employees. Employees can contribute a percentage of their annual compensation subject to regulatory limitations. The Company provides a matching contribution equal to 20% of the first 10% of each employee’s contribution, up to a maximum of $500 per calendar year. During the years ended December 31, 2006 and 2005, the Company’s contributions to the Plan totaled $4,257 and $6,543, respectively.

13.	DISCONTINUED OPERATIONS

On October 27, 2006, Company management signed a letter of intent to sell the Company to UCN, Inc. (see Note 14). In connection with the proposed sale, there was a condition that required the assets and liabilities of the Portal Division be sold or distributed to the existing shareholders prior to the sale to UCN. Accordingly, the Company has reflected the Portal Division as discontinued operations in the accompanying 2006 and 2005 financial statements.

Assets and liabilities of discontinued operations consist of the following (in thousands):

	2006	2005
Current assets:
Cash	$549	$291
Receivables, net	60	128
Barter credits	123	—
Prepaid assets	17	21
Deferred tax assets	42	32
Other current assets	—	17

Total current assets	791	489

Non-current assets:
Property and equipment, net	7	12
Other assets	—	5

Total	7	17

Total assets	$798	$506

Current liabilities:
Accounts payable	$44	$40
Accrued liabilities	69	43
Deferred revenue	49	232
Related party commissions payable	97	102

Total current liabilities	259	417
Non-current liabilities - deferred tax liability	1	3

Total liabilities	$260	$420

Related party subscription receivable	$87	$87

The following table contains certain summary income statement information related to the discontinued operations (in thousands):

	Years Ended December 31,
	2006	2005
Revenues	$1,081	$904

Loss before income taxes	$(74)	$(451)

Loss from discontinued operations, net of income tax benefit of $27 and $153, respectively	$(48)	$(298)

14.	SUBSEQUENT EVENTS

The following actions were taken by the Company with regard to the termination and transfer of the Portal Division prior to sale of the Company to UCN:

•

The license with the Purdue Research Foundation (“PRF”) covering the use of the name “Center for Customer-Driven Quality”, as well as inbound call center benchmarking surveys and benchmarking data was cancelled.

•

The intellectual property of the Portal Division was sold (“Asset Sale”) to a new company (“New Company”) formed by certain of the current shareholders; the Asset Sale was priced to reflect the third party valuation performed by an independent third party valuation firm, which resulted in a value of $91,000. This sale was evidenced by a note (the “Note”) for $91,000 payable on a quarterly basis over three years, starting April 30, 2008 and bearing 6% interest;

•

Approximately 15 customer contracts and the associated accounts receivable and deferred revenue of the Portal Division were transferred to the New Company, including in-depth Reality Check Surveys, Call Center Certification, custom consulting and research studies / best practices studies;

•	Certain fixed assets with a book value of $7,000 associated with Portal Division operations were transferred to the New Company.

•

The Company distributed to the stockholders on a pro rata basis cash, receivables, payables and property. The cash distribution of $184,000 was transferred into a shareholder representative account to satisfy all remaining liabilities of the stockholders. After all liabilities are satisfied under the acquisition agreement, the shareholder representative will distribute any remaining funds to stockholders on a pro rata basis.

On February 9, 2007, the Company was sold to UCN, Inc. The terms of the sale are as follows:

•	$500,000 paid in cash

•	Issuance of 1,535,836 shares of UCN, Inc. restricted common stock valued at $4,500,000.

•

UCN agreed to pay the former BenchmarkPortal shareholders (the “Shareholders”) $2,000,000 due in 36 equal monthly installments of $55,556, subject to adjustment, if monthly recurring revenue from the sale of ECHO services to customers of the ECHO services as of the date of the closing falls, after closing, below $265,766 per month (as adjusted down over the payment period based on a 2% annual attrition rate) the monthly payment will be adjusted down, dollar for dollar, for each monthly shortfall during the first two years of the payment period and 50 cents for each dollar of monthly shortfall in the last year. However, for any months during the payment period that the monthly recurring revenue from the ECHO legacy customers exceeds the required amount, the excess will be accumulated and applied to reduce a monthly shortfall before any reduction in the monthly payment and will also be applied to recoup the portion of any payments in prior months not made because of a shortfall. Payment of the $2,000,000 (or lesser adjusted amount) is secured by the ECHO software acquired by Echo Metrics through the merger.

•

UCN also agreed to pay to the former BenchmarkPortal shareholders a contingent quarterly earnout based on monthly recurring revenue from the sale of ECHO services during the four-year period after closing. If only monthly recurring revenue for each calendar quarter after closing exceeds a base amount of $900,000, UCN will pay to the Shareholders 15% of the revenue in excess of the base for the first year, 16% of the revenue in excess of the base for the second year, 18% of the revenue in excess of the base for the third year, and 20% of the revenue in excess of the base for the last year. The aggregate amount of the contingent quarterly payments cannot exceed $7.0 million.

If after giving effect to the distribution of the contingent quarterly payment for a given quarter the total value of the UCN stock issued to Shareholders is less than 40% of the total consideration paid to date, then the payment for that quarter will be made in shares of common stock of UCN (based on market value at the time of payment) to the extent necessary so that the total consideration paid to the Shareholders is 40% common stock of UCN.

Upon closing of the sale, UCN, Inc. engaged the services of a former shareholder of the Company as a consultant under a 12 month agreement that provides for payment of a monthly retainer of $8,000 to be applied to work performed at the rate of $250 per hour. In addition, the former shareholder will also receive a warrant that vests in equal monthly installments over the first six months of the consulting agreement and is exercisable over a term of three years to buy a total of 60,000 shares of UCN, Inc. common stock at an exercise price of $2.98 per share. The consulting agreement may be terminated by either party on 30 days advance notice.

In addition, UCN, Inc. has entered into employment agreements with two former officers and directors of the Company. One will be responsible for promoting ECHO service sales and be paid an annual salary of $130,000 and receive a commission on sales. The other will work in ECHO service development and be paid an annual salary of $110,000. Each will be employed on a full-time basis for one and two year terms, respectively.

The Company had an outstanding warrant granted in November 2000, which allowed the holder to purchase up to 100,000 shares of the Company’s common stock at an exercise price of $.05 per share. Prior to the sale of the Company, the warrant was exercised in a cashless transaction and the holder received 82,876 shares of common stock.

* * * * * *

UCN, INC.

UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET

December 31, 2006

(in thousands) - unaudited

		BenchmarkPortal, Inc.
	UCN, Inc.	Historical results	Pro forma adjustments (2)		Pro forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$4,559	—	(500	) (1)	$4,059
Restricted cash	10	—	—		10
Accounts and other receivables, net	8,996	400	—		9,396
Other current assets	594	175	—		769
Current assets of discontinued operations	—	791	(791	) (3)	—

Total current assets	14,159	1,366	(1,291)		14,234

Property and equipment, net	4,810	296	—		5,106
Intangible assets, net	6,373	—	5,030	(1)	11,403
Other assets	617	4	—		621
Non-current assets of discontinued operations	—	7	(7	) (3)	—

Total assets	$25,959	$1,673	$3,732		$31,364

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Line of credit	$—	$—	$—		$—
Current portion of long-term debt	720	48	—		768
Trade accounts payable	8,350	167	—		8,517
Accrued liabilities	2,024	254	270	(1)	2,548
Accrued commissions	1,448	86	—		1,534
Current liabilities of discontinued operations	—	259	(259	) (3)	—

Total current liabilities	12,542	814	11		13,367

Long-term debt and revolving credit note	6,523	54	—		6,577
Other long-term liabilities	46	26	—		72
Non-current liabilities of discontinued operations	—	1	(1	) (3)	—

Total liabilities	19,111	895	10		20,016

Stockholders' equity:
Preferred stock	—	1,084	(1,084	) (1)(3)	—
Common stock	3	9	(9	) (1)	3
Additional paid-in capital	50,071	—	4,500	(1)	54,571
Warrants and options outstanding	1,268	—	—		1,268
Accumulated deficit	(44,494)	(315)	315	(3)	(44,494)

Total stockholders' equity	6,848	778	3,722		11,348

Total liabilities and stockholders' equity	$25,959	$1,673	$3,732		$31,364

UCN, INC.

UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

Year December 31, 2006 - See notes below

(in thousands except per share data) - unaudited

		BenchmarkPortal, Inc.
	UCN, Inc.	Historical results (4)	Pro forma adjustments (5)	Pro forma Combined
Revenues	$82,800	$2,904	$—	$85,704

Operating expenses:
Costs of revenues	53,455	1,120	—	54,575
Selling and promotion	14,048	589	—	14,637
General and administrative	13,064	918	—	13,982
Depreciation and amortization	7,457	11	476 (6)	7,944
Research and development	1,247	—	—	1,247

Total operating expenses	89,271	2,638	476	92,385

Income (loss) from operations	(6,471)	266	(476)	(6,681)

Other income (expense):
Interest income	130	11	—	141
Interest expense	(1,056)	—	—	(1,056)
Loss on early extinguishment of debt	(364)	—	—	(364)

Total other expense, net	(1,290)	11	—	(1,279)

Net income (loss) before taxes	(7,761)	277	(476)	(7,960)

Income tax benefit (expense)	(14)	(104)		(118)

Net income (loss)	(7,775)	173	(476)	(8,078)

Preferred stock dividends	—	—	—	—

Net income (loss) applicable to common stockholders	$(7,775)	$173	$(314)	$(8,078)

Net income (loss) per common share:
Basic and diluted	$(0.32)	—	—	$(0.31)

Weighted average common shares outstanding:
Basic and diluted	24,390	—	1,536 (7)	25,926

UCN, INC.

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

1. BASIS OF PRESENTATION

On February 9, 2007, UCN entered into an agreement, through a wholly owned subsidiary, with BenchmarkPortal, Inc. (“BMP”) to acquire all outstanding ownership equity. Under the agreement, UCN paid form BMP shareholders $500,000 in cash and issued 1,535,836 shares of UCN common stock at $2.93 per share for a total initial purchase price of $5.0 million.

UCN also agreed to pay BMP stockholders $2.0 million of additional cash in 36 equal monthly installments of $55,556, subject to adjustment under certain circumstances. Specifically, if monthly recurring revenue from the sale of ECHO services to customers of the ECHO services as of the date of closing falls, after closing, below $265,766 per month (as adjusted down over the payment period based on a 2% annual attrition rate) the monthly payment will be adjusted down dollar for dollar for each monthly shortfall during the first two years of the payment period and 50 cents for each dollar of monthly shortfall in the last year. However, for any months during the payment period that the monthly recurring revenue from the ECHO legacy customers exceeds the required amount, the excess will be accumulated and applied to reduce a monthly shortfall before any reduction in the monthly payment and will also be applied to recoup the portion of any payments in prior months not made because of a shortfall. Payment of the $2.0 million (or lesser adjusted amount) is secured by the ECHO software acquired by Echo Metrics through the merger.

In addition to the $2.0 million cash payments, UCN agreed to pay to the BMP stockholders a contingent quarterly earn out based on monthly recurring revenue from the sale of ECHO services during the four-year period after closing. If only monthly recurring revenue for each calendar quarter after closing exceeds a base amount of $900,000, UCN will pay to the Security Holders 15% of the revenue in excess of the base for the first year, 16% of the revenue in excess of the base for the second year, 18% of the revenue in excess of the base for the third year, and 20% of the revenue in excess of the base for the last year. The aggregate amount of the contingent quarterly payments cannot exceed $7.0 million. If after giving effect to the distribution of the contingent quarterly payment for a given quarter the total value of the UCN stock issued to the Security Holders is less than 40% of the total consideration paid to date, then the payment for that quarter will be made in shares of common stock of UCN (based on market value at the time of payment) to the extent necessary so that the total consideration paid to the Security Holders is 40% common stock of UCN.

The following table summarizes the revised estimated fair values of the assets acquired and liabilities assumed at the date of acquisition (in thousands):

Acquisition price:
Cash	$500
Common Stock	4,500
Estimated assumed liabilities	635
Estimated acquisition costs	270

Total estimated acquisition price	$5,905

Tangible assets:
Accounts receivable	$400
Prepaid expenses	28
Other assets - short term	147
Property and equipment	296
Other assets - long term	4

Total estimated tangible assets	$875

Intangibles Assets:		Estimated Life
Customer relationships	$1,402	10 Years
Trademark/tradename	1,219	Indefinite
Proprietary technology	1,345	5 Years
Non competition agreements	199	3 Years
Goodwill	865	N/A

Total estimated intangible assets	$5,030

The accompanying unaudited pro forma combined condensed financial statements have been prepared to illustrate the estimated effect of this transaction. The pro forma financial statements do not reflect any anticipated cost savings inherent in the Company redirecting acquired resources, or synergies that are anticipated to result from the transaction, and there can be no assurance that any such cost savings or synergies will occur. The Unaudited Pro Forma Combined Condensed Statements of Operations for the years ended December 31, 2006 give pro forma effect as if the transaction had occurred on January 1, 2006. The Unaudited Pro Forma Combined Condensed Balance Sheet gives pro forma effect as if the transaction had occurred on December 31, 2006.

The accompanying pro forma information is presented for illustrative purposes only and is not necessarily indicative of the financial position or results of operations which would actually have been reported had the transaction taken place on the assumed dates or during the periods presented, or which may be reported in the future. The pro forma adjustments are described in these accompanying notes and are based upon available information and certain assumptions that the Company believes are reasonable. This pro forma information should be read in conjunction with the historical financial statements and notes related thereto for UCN, Inc. and BenchmarkPortal, Inc.

An allocation of the purchase price has been made to major categories of assets in the accompanying pro forma financial statements based on information currently available. Any final allocation of the purchase price and the resulting effect on income or loss from operations may differ from the pro forma amounts included herein. These pro forma adjustments represent the Company’s initial determination of purchase accounting adjustments and are based on available information and certain assumptions that the Company believes to be reasonable. Consequently, the amounts reflected in the pro forma financial statements are subject to change, and the final amounts may differ substantially.

The transaction was recorded using the purchase method of accounting. The allocation of the aggregate purchase price to the tangible and identifiable assets and liabilities acquired and assumed in connection with this acquisition was based on the estimated fair values as estimated by the Company. The acquired customer base is expected to have an estimated useful life of ten years, and is being amortized on a straight-line basis. The acquired technology is expected to have an estimated useful life of five years, and is being amortized on a straight-line basis. The non-competition agreements entered into with key former BMP employees are expected to have an estimated useful life of three years, and are being amortized on a straight-line basis.

2. PRO FORMA ADJUSTMENTS

Pro forma adjustments for the unaudited pro forma combined condensed financial statements are as follows:

1.	Represents adjustments to record the estimated final purchase price including fair value of intangibles. The final purchase price allocation will be determined subsequent to closing, but is not expected to differ materially from this estimate.
2.	Represents adjustments made as if the transaction was closed on December 31, 2006.
3.	Represents adjustments made due to discontinued operations.
4.	Prior to the acquisition of BenchmarkPortal, Inc. (“BMP”) by UCN, Inc. (“UCN”), BMP’s Portal Division will be effectively terminated by the cancellation of a license agreement that was previously in place with Purdue Research Foundation. UCN will not benefit from revenues from Portal Division customers and will not incur in costs associated from operating the division. As a result, pro forma amounts relate to the results of continuing operations only.
5.	Represents adjustments made as if the transaction was closed on January 1, 2006.
6.	Represents adjustment to record amortization of intangibles recorded at closing with the following estimated useful lives: ten years for customer relationship; five years for proprietary technology, and three years for non competition agreements.
7.	Additional shares issued in the acquisition.

3. PRO FORMA NET LOSS PER SHARE

The net loss attributable to common shareholders and shares used in computing the net loss per share attributable to common shareholders for the years ended December 31, 2006 and 2005 are based on the historical weighted average common shares outstanding. Common stock issuable upon the exercise of stock options and warrants have been excluded from the computation of net loss per share attributable to common shareholders, as the effect would be anti-dilutive.